EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in International Flavors & Fragrances Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009.
/s/ PricewaterhouseCoopers LLP
New York, New York
December 20, 2010